SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ARBITRON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

On behalf of the Board of Directors of Arbitron Inc., I am pleased to invite you to attend the annual meeting of stockholders. The meeting will be held at the Ritz-Carlton Central Park, 50 Central Park South, New York, New York 10019, on Wednesday, May 24, 2006, at 9:00 AM local time.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow include information about the proposal recommended by Arbitron’s Board of Directors to elect nine (9) individuals to serve as directors of Arbitron.

Our Board of Directors believes that a favorable vote for these directors at the annual meeting is in the best interests of Arbitron and its stockholders, and unanimously recommends a vote FOR the election of each of the director nominees. Accordingly, we urge you to review the accompanying materials carefully and to promptly vote your shares.

It is important that your shares be represented at the meeting. Please promptly vote your shares by following the instructions on the enclosed proxy card to ensure that your vote is counted at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

Stephen B. Morris
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 24, 2006

Date:	Wednesday, May 24, 2006

Time:	9:00 AM local time

Place:	Ritz-Carlton Central Park, 50 Central Park South, New York, New York 10019

Purposes:	1. To elect nine (9) members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	April 3, 2006

Stockholders are entitled to one vote for each share of common stock held of record on the record date listed above. The proxy statement and the accompanying proxy card will be first mailed to stockholders on or about April  19, 2006.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

By Order of the Board of Directors

Dolores L. Cody
Executive Vice President, Legal and Business Affairs,
  Chief Legal Officer and Secretary

April 19, 2006

i

ii

ARBITRON INC.
142 West 57th Street
New York, New York 10019
April 19, 2006

PROXY STATEMENT

We will begin mailing this proxy statement to our stockholders on or about April 19, 2006.

We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our Board of Directors for use at our 2006 annual meeting of stockholders to be held on Wednesday, May 24, 2006, at 9:00 AM local time at the Ritz-Carlton Central Park, 50 Central Park South, New York, New York 10019.

Who Can Vote

If you held any of our common stock at the close of business on April 3, 2006, the record date for the annual meeting, you are entitled to receive notice of and to vote at our 2006 annual meeting. On that date, there were 30,891,543 shares of common stock outstanding. Our common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders who have not exchanged their Ceridian Corporation common stock certificates for Arbitron Inc. common stock certificates in connection with the spin-off of Ceridian Corporation by Arbitron Inc. on March 30, 2001, will not be eligible to vote at the meeting.

Who Can Attend the Annual Meeting

All holders of our common stock at the close of business on April 3, 2006, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the 2006 annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of April 3, 2006, the record date for the annual meeting.

Quorum

The presence of a majority of the outstanding shares of our common stock entitled to vote, in person or by proxy, is necessary to constitute a quorum and conduct business at the 2006 annual meeting. Abstentions and “broker nonvotes” will be considered present at the meeting for purposes of determining a quorum. A broker nonvote occurs when a bank or broker holding common stock for a beneficial owner does not vote on a particular matter because the bank or broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting Rights

Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting.

The nine director nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may indicate that in the space provided on the proxy card or by following the telephone or Internet instructions.

Voting by Participants in Arbitron Benefit Plans

If you own Arbitron common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your name in your plan account(s) and shares you own that are registered in your name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants in our 401(k) plan will serve as voting instructions to the trustees for the plan whether provided by mail, telephone or the Internet. In the absence of voting instructions from participants in the 401(k) plan, the trustees of the plan will vote the undirected shares in the same proportion as the directed shares.

Granting Your Proxy

If you hold your shares in your own name as a holder of record, you can simplify your voting by voting via the Internet or calling the toll-free number listed on the enclosed proxy card. Internet and telephone voting information is provided on the proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. If instead you choose to vote by mail, please mark the proxy card enclosed with the proxy statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposal and the position of the Board of Directors on such proposal in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote on the election of directors, the proxy representing your common stock will be voted in favor of the proposed director nominees.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

Other Business

No other matters are to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their judgment on any matters that may properly come before the meeting.

Confidential Voting

It is our policy that the individual stockholder votes are kept confidential prior to the final tabulation of the vote at our stockholders meeting if the stockholder requests confidential treatment. The only exceptions to this policy involve applicable legal requirements and proxy solicitations in opposition to the Board. Access to proxies and individual stockholder voting records is limited to the independent election inspectors (The Bank of New York), who may inform us at any time whether or not a particular stockholder has voted.

Revoking Your Proxy

If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our Corporate Secretary prior to the annual meeting or by timely delivery of a properly exercised, later-dated proxy (including an Internet or telephone vote). You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

Explanatory Note Regarding Ceridian Corporation

Arbitron Inc. was formerly known as Ceridian Corporation (“Ceridian”). Prior to the close of trading on March 30, 2001, Ceridian was a publicly traded company, the principal lines of business of which were the human resource service businesses, the Comdata business, which provided transaction processing and regulatory compliance services for the transportation industry, and the media information business.

On March 30, 2001, Ceridian completed a reverse spin-off, which we refer to as the “spin-off.” In connection with the spin-off, the assets and liabilities associated with the human resource service businesses and Comdata subsidiaries were transferred to a newly formed company named “New Ceridian.” The media information business stayed with Ceridian. Ceridian then distributed the stock of New Ceridian to all of Ceridian’s existing stockholders. As a result, New Ceridian is now a separate publicly traded corporation. In connection with the spin-off, Ceridian changed its name to Arbitron Inc. and effected a one-for-five reverse stock split, and New Ceridian changed its name to Ceridian Corporation. Because of the relative significance of the businesses transferred to New Ceridian, New Ceridian was considered the accounting successor to Ceridian for financial reporting purposes.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

ELECTION OF DIRECTORS
(Proposal 1)

Our business is managed under the direction of the Board of Directors, which is currently comprised of nine directors. The current terms of office of all of our directors expire at the 2006 annual meeting. Our Board of Directors has renominated all nine directors currently serving on the Board to serve as directors for a one-year term until the 2007 annual meeting of stockholders. Each of the nominees has consented to serve if elected.

The Board of Directors recommends a vote FOR and solicits proxies in favor of each of the nominees named below. Proxies cannot be voted for more than nine people. Our Board has no reason to believe that any of the nominees for director will be unable or unavailable to serve. However, if any nominee should for any reason become unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Alternatively, proxies, at our Board’s discretion, may be voted for a fewer number of nominees as results from a director’s inability or unavailability to serve. Each person elected will hold office until the 2007 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until earlier resignation or removal.

The following is biographical information concerning the nine nominees for election as directors of Arbitron:

Nominees for Election of Directors

Alan W. Aldworth, age 51

•	Director of Arbitron since May 17, 2004

•	Chairman of the Board of Directors of ProQuest Company, a publicly traded publisher of information solutions for the education, automotive and outdoor power markets, since January 2004 and a member of the Board of Directors since May 2001

•	President and Chief Executive Officer of ProQuest Company since January 2003

•	President and Chief Operating Officer of ProQuest Company from January 2002 to December 31, 2002

•	Senior Vice President and Chief Financial Officer of ProQuest Company from October 2000 to December 31, 2001

•	General Manager of Tribune Education Company, a division of the Tribune Company, a publicly traded media and entertainment company, from 1999 to 2000; senior financial management and general management positions at the Tribune Company from 1982 to September 2000

•	A director of the Michigan Theater Foundation, Inc. (Michigan Theater), a State of Michigan nonprofit corporation, which operates a historic movie palace for the community and the arts, since 2005; a trustee of the Emerson School, Ann Arbor, Michigan, a private coeducational day school for academically gifted students in grades K-8, since 2003; and a member of the Mackinac Center for Public Policy

Shellye L. Archambeau, age 43

•	Director of Arbitron since November 15, 2005

•	Chief Executive Officer of MetricStream, Inc. (formerly Zaplet, Inc.), a provider of enterprise software that allows corporations in diverse industries to manage quality processes, regulatory and industry-mandated compliance activities and corporate governance initiatives, since 2002

•	Chief Marketing Officer and Executive Vice President of Sales of Loudcloud, Inc. (now Opsware Inc.), a leader in Internet infrastructure services, from 2001 to 2002

•	Chief Marketing Officer of NorthPoint Communications, which provides local data network services and delivers affordable, dedicated high-speed Internet access, streaming content and other value-added services to consumers and businesses around the world, from 2000 to 2001

•	Member of the Information Technology Senior Management Forum; the Forum of Women Entrepreneurs; and the Women’s Council to the Board of Trustees for the University of Pennsylvania

Erica Farber, age 53

•	Director of Arbitron since March 30, 2001

•	Publisher and Chief Executive Officer of Radio and Records, Inc., a publisher and information service provider to the radio industry, since 1996

•	Chief Operating Officer of Radio and Records, Inc. from 1994 to 1996

•	Chairperson for the National Board of Governors for the March of Dimes A.I.R. Awards; a director of Broadcast Foundation; a director of the Broadcast Educational Association; a director of Academy of Country Music; and a Vice President/director of Society of Singers

Philip Guarascio, age 64

•	Director of Arbitron since March 30, 2001

•	Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm, since May 2000

•	Vice President, General Manager of General Motors Corporation’s North America Advertising and Corporate Marketing from July 1994 to May 2000

•	A marketing adviser for the National Football League since November 2000; a consultant to IPG since November 2000; and a consultant to William Morris Talent Agency since January 2001

•	A director of AdSpace, an Internet company that provides advertising space for a variety of advertising venues; a director of IAG Research, a provider of viewer engagement measurements that measure the effectiveness of television advertising, product placement and cinema advertising; a director of Papa John’s International Inc., the third-largest pizza company in America; and a director of the American Film Institute, a nonprofit educational and archival organization for advancing and preserving the moving image

Larry E. Kittelberger, age 57

•	Director of Arbitron since March 30, 2001

•	Senior Vice President, Administration, and Chief Information Officer of Honeywell International Inc., a publicly traded diversified technology and manufacturing company, since August 2001

•	Senior Vice President and Chief Information Officer of Lucent Technologies Inc., a systems, services and software company, from December 1999 to August 2001

•	Senior Vice President and Chief Information Officer of Allied Signal, Inc., an advanced technology and manufacturing firm, from 1995 to December 1999

•	A director and member of the Nominating and Compensation Committees of Aleris International, Inc. (formerly Commonwealth Industries, Inc.), a publicly traded recycler of aluminum and zinc and manufacturer of aluminum sheet

Stephen B. Morris, age 62

•	Director of Arbitron since March 30, 2001

•	President and Chief Executive Officer of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

•	A director of the John B. Stetson Company, a privately held company and the licensor of the Stetson trademark; a director of The Advertising Research Foundation, a not-for-profit professional organization for advertising, marketing and media research; a director of the New York Theatre Workshop, a not-for-profit off-Broadway theatre; and a director of the Parsons Dance Company, a not-for-profit dance company located in New York City

Luis G. Nogales, age 62

•	Director of Arbitron since March 30, 2001

•	Managing Partner, Nogales Investors LLC, a private equity investment firm, since 1989

•	Chairman and Chief Executive Officer of Embarcadero Media, Inc., a private company that owned and operated radio stations throughout California and Oregon, from 1992 to 1997

•	A director and member of the Audit Committee of KB Home, one of America’s largest homebuilders; a director and member of the Audit Committee of Edison International, a publicly traded international electric power generator, distributor and structured finance provider; a director of Kaufman & Broad, SA, France, a private home and office development company; and a director of Graphic Press, one of the largest premium-quality, minority-owned and operated printers in the United States

Lawrence Perlman, age 68

•	Director of Arbitron since March 30, 2001

•	Chairman and acting Chief Executive Officer of Xiotech Corporation, a data networking company, from August 2001 to February 2002

•	Consultant to Ceridian Corporation from May 2000 to December 2000

•	Chairman of Ceridian Corporation from November 1992 to April 2000

•	Chief Executive Officer of Ceridian Corporation from 1990 to December 1999

•	Co-Chairman of Seagate Technology, a publicly traded designer, manufacturer and marketer of rigid disc drives, from 1988 to 2000

•	A director and member of the Audit (chair) and the Compensation (chair) Committees of Carlson Companies, Inc., a global leader in corporate solutions and consumer services in the marketing, travel and hospitality industries; a director and member of the Executive, Compensation (Chair) and Governance Committees of The Valspar Corporation, a publicly traded paint and coatings company; and a director of the following charitable organizations: Walker Art Center, Jackson Center for the Arts, Carleton College and Lawrence and Linda Perlman Family Foundation

Richard A. Post, age 47

•	Director of Arbitron since March 30, 2001

•	Advisor to the Chief Executive Officer of Autobytel, a publicly traded Internet automotive marketing services company, since March 2006

•	President and Chief Executive Officer of Autobytel from April 2005 to March 2006

•	Private investor from January 2003 to April 2005

•	Managing Partner of LoneTree Capital Partners, a venture capital firm, from July 2000 to December 2002

•	Executive Vice President and Chief Financial Officer of MediaOne Group, Inc., a broadband and wireless communications company, and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc., from June 1998 to July 2000

•	Chief Financial Officer of U.S. West Media, a communications company, from December 1996 to June 1998

•	President, Corporate Development of U.S. West, Inc. from June 1996 to December 1996

•	Vice President, Corporate Development of U.S. West Media from January 1996 to June 1996

•	President, U.S. West Capital Assets from July 1993 to June 1998

•	A director of Autobytel and a director Seeds of Hope Charitable Trust, a nonprofit organization

Independence of Directors

Under the listing standards of the New York Stock Exchange, and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Pursuant to our corporate governance policies and guidelines and the New York Stock Exchange listing standards, in order for a director to be deemed to be independent, (i) the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and (ii) each of these directors must otherwise meet the independence requirements of the New York Stock Exchange.

The Board of Directors has evaluated the status of each director and, after broadly considering all facts and circumstances, affirmatively determined that Mses. Archambeau and Farber and Messrs. Aldworth, Guarascio, Kittelberger, Nogales, Perlman and Post have no known relationship (material or otherwise) with the Company and that each of these directors otherwise meets the independence requirements of the New York Stock Exchange. Therefore, these directors are “independent,” as such term is defined in the New York Stock Exchange’s listing standards. Mr. Morris is not independent as he is an employee of the Company.

Corporate Governance Policies and Guidelines and Codes of Ethics

Corporate Governance Policies and Guidelines.  We have adopted corporate governance policies and guidelines, which serve as guidelines and principles for the conduct of the Board of Directors. The corporate governance policies and guidelines, which meet the requirements of the New York Stock Exchange listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the Board.

Codes of Ethics.  We have adopted a Code of Ethics and Conduct, which applies to all of our employees, officers and directors and meets the requirements for such code as set forth in the New York Stock Exchange listing standards. We have also adopted a Code of Ethics for the Chief Executive Officer and Financial Managers, which applies to our Chief Executive Officer, Chief Financial Officer and all managers in the Financial Organization of Arbitron and meets the requirements of a “code of ethics” as defined by the rules and regulations of the Securities and Exchange Commission.

Where You Can Find These Documents.  Our corporate governance policies and guidelines, Code of Ethics and Conduct and Code of Ethics for the Chief Executive Officer and Financial Managers are available on our Web site at www.arbitron.com and are also available in print to any stockholder who sends a written request to the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046.

Executive Sessions of Nonmanagement Directors

Consistent with the New York Stock Exchange listing standards, our corporate governance policies and guidelines provide that, in order to promote open discussion among nonmanagement directors, the Board of Directors will devote a portion of each regularly scheduled Board meeting to executive sessions without management participation. Lawrence Perlman, the Chairman of our Board of Directors, presides at such executive sessions. Our corporate governance policies and guidelines provide that if the group of nonmanagement directors includes directors who are not independent, as defined in the New York Stock Exchange’s listing standards, it is the Company’s policy that at least one such executive session convened per year shall include only independent directors.

Communicating with the Board of Directors

Interested third parties may communicate with the Board of Directors by communicating directly with the Chairman of the Board of Directors (who serves as our presiding nonmanagement director at the executive sessions of nonmanagement directors) by e-mailing correspondence directly to the Chairman at nonmanagementdirectors@arbitron.com. The Chairman will decide what action should be taken with respect to the communication, including whether such communication will be reported to the Board of Directors.

Meetings of the Board of Directors

The Board of Directors held seven meetings in 2005, including meetings by telephone conference, and acted by unanimous written consent four times in 2005. Each director attended at least 75% of the meetings of the Board of Directors and applicable committees on which they served held during the period that they served on the Board of Directors or such committees. In addition, pursuant to our corporate governance policies and guidelines, directors are expected to attend the annual meetings of stockholders. Last year, all of our then current directors attended the annual meeting of stockholders. Ms. Archambeau was elected as a director in November 2005.

Committees of the Board of Directors

The Board of Directors maintains the following six standing committees:

•	Executive

•	Audit

•	Compensation and Human Resources

•	Nominating

•	Corporate Governance

•	Technology Strategy

Membership on the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Corporate Governance Committee is limited to directors who are “independent” of Arbitron, as that term is defined in the New York Stock Exchange’s listing standards and as affirmatively determined by the Board of Directors.

Executive Committee

The following directors currently serve on the Executive Committee:

Lawrence Perlman, Chair
Alan W. Aldworth
Stephen B. Morris

The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions taken by this committee will be reported to, and ratified by, the Board of Directors. The Executive Committee met one time in 2005.

Audit Committee

The following directors currently serve on the Audit Committee:

Richard A. Post, Chair
Alan W. Aldworth
Larry E. Kittelberger

As required by the charter of the Audit Committee, all members of the Audit Committee qualify as “independent” directors within the meaning of the requirements of the New York Stock Exchange listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, and meet the experience and financial expertise requirements of the current listing standards of the New York Stock Exchange. The Board of Directors has determined that Richard A. Post is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The principal purposes of the Audit Committee are to:

•	assist the Board of Directors in the oversight of:

•	the integrity of Arbitron’s financial statements;

•	Arbitron’s compliance with legal and regulatory requirements;

•	the qualification and independence of Arbitron’s independent auditors; and

•	the performance of Arbitron’s internal audit function and independent auditors; and

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the annual proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee. Nothing contained herein modifies the existing Audit Committee Charter. A copy of the Audit Committee’s charter is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain such a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Audit Committee held 14 meetings in 2005, including meetings by telephone conference.

Compensation and Human Resources Committee

The following directors currently serve on the Compensation and Human Resources Committee:

Erica Farber, Chair
Philip Guarascio
Luis G. Nogales

Each member of the Compensation and Human Resources Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The principal purposes of the Compensation and Human Resources Committee are to have direct responsibility to:

•	review and approve Arbitron’s corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determine and approve the appropriate level and structure of the Chief Executive Officer’s compensation based on this evaluation;

•	determine and approve non-CEO compensation and incentive and equity-based compensation plans;

•	produce an annual report on executive compensation as required by the Securities and Exchange Commission to be included in the annual proxy statement; and

•	review and approve nonemployee director compensation.

The Board of Directors has adopted an amended and restated charter for the Compensation and Human Resources Committee, a copy of which is available on our Web site at and is available in print, free of charge, to any stockholder who requests it. You can obtain such a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Compensation and Human Resources Committee held seven meetings in 2005, including one executive session without representatives of management.

Nominating Committee

The following directors currently serve on the Nominating Committee:

Philip Guarascio, Chair
Erica Farber
Larry E. Kittelberger
Richard A. Post

Each member of the Nominating Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The principal purposes of the Nominating Committee are to:

•	identify, in accordance with policies and procedures adopted by the Nominating Committee from time to time, individuals who are qualified to serve as directors; and

•	recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders.

The Nominating Committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates to continue to ensure that our Board of Directors consists of a diversified group of qualified individuals who function effectively as a group. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess: (1) strength of character; (2) an ability to exercise independent thought, practical wisdom and mature judgment; (3) an ability to make independent analytical inquiries; (4) a willingness and ability to devote adequate time and resources to diligently perform Board of Director duties; and (5) a reputation, both personal and professional, consistent with the image and reputation of Arbitron. In addition to the aforementioned minimum qualifications, the Nominating Committee also believes that there are other factors that, while not prerequisites for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific media and marketing expertise and familiarity with general issues affecting Arbitron’s business; (2) whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an “independent” director under the New York Stock Exchange’s listing standards and the Company’s corporate governance policies and guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (i) Nominating Committee members, (ii) other directors of the Company, and (iii) stockholders of the Company. The Nominating Committee also has the authority to consult with or retain advisers or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating Committee takes into account the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if renominated. Once a director candidate has been identified, the Nominating Committee then evaluates this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for renomination will be reevaluated as part of the Nominating Committee’s process of recommending director candidates.

The Nominating Committee considers candidates recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws. These notice provisions require that recommendations for directors must be received not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders for the preceding year.

After completing the identification and evaluation process described above, the Nominating Committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

The Board of Directors has adopted an amended and restated written charter for the Nominating Committee, a copy of which is available on our Web site at www.arbitron.com and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Nominating Committee held four meetings in 2005.

Corporate Governance Committee

The following directors currently serve on the Corporate Governance Committee:

Lawrence Perlman, Chair
Alan W. Aldworth
Erica Farber
Philip Guarascio
Larry E. Kittelberger
Luis G. Nogales
Richard A. Post

Each member of the Corporate Governance Committee qualifies as an “independent” director under the current listing standards of the New York Stock Exchange. The principal purposes of the Corporate Governance Committee are to:

•	develop, recommend, implement and monitor a set of corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers adopted by the Board of Directors;

•	oversee the evaluation of the Board of Directors and management; and

•	ensure that Arbitron is in compliance with all New York Stock Exchange listing requirements.

The Board of Directors has adopted an amended and restated written charter for the Corporate Governance Committee, a copy of which is available on our Web site at and is available in print, free of charge, to any stockholder who requests it. You can obtain a copy in print by contacting the Treasury Manager at Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, Maryland 21046. The Corporate Governance Committee held one meeting in 2005.

Technology Strategy Committee

The following directors serve on the Technology Strategy Committee:

Larry E. Kittelberger, Chair
Shellye L. Archambeau
Stephen B. Morris
Luis G. Nogales
Richard A. Post

The principal purposes of the Technology Strategy Committee are to:

•	review risks, opportunities and priorities as they pertain to Arbitron’s existing technology and strategies for the future;

•	assess the Company’s capabilities to execute against its agreed priorities; and

•	make recommendations, as appropriate, to the Chief Executive Officer and the Board of Directors.

The Technology Strategy Committee held five meetings in 2005.

Director Compensation

Each director who is not also an employee of Arbitron or its subsidiaries is paid an annual retainer fee of $30,000, which is paid in quarterly installments. The nonemployee chair of the Audit Committee is paid a supplemental annual cash payment of $10,000; nonemployee chairs of the Compensation and Human Resources Committee, the Nominating Committee and the Technology Strategy Committee are paid a supplemental annual cash payment of $7,500. For each Board meeting attended, in person or by telephone, participating nonemployee directors receive $1,500. For each committee meeting attended, in person, participating nonemployee directors receive $1,500; and $750 for each committee meeting held by telephone.

Each newly elected nonemployee director will receive a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will become exercisable in three equal installments of 5,000 shares over a three-year period and will expire 10 years from their date of grant. Beginning the year after initial election to the Board of Directors, each nonemployee director will also receive an annual grant of an option to purchase 7,000 shares of Arbitron common stock on the date of the annual meeting of stockholders. The exercise price per share of each option granted will be 100% of the fair-market value of the underlying Arbitron common stock on the date the option is granted. The options will be fully vested on the date of grant and become exercisable in full six months after their date of grant and will expire 10 years from the date of grant. The Chairman of the Board of Directors received in 2005 an annual stock option grant to purchase 10,000 shares in addition to the initial and annual option grants discussed above. These options were fully vested on the date of grant and became exercisable in full six months after their date of grant and expire 10 years from the date of grant.

The Company previously has adopted a Nonemployee Director Incentive Program, as a component of its 1999 Stock Incentive Plan, which permits nonemployee directors to receive, at their discretion, either stock options or deferred stock units in lieu of their annual cash retainers and meeting fees. In the event that a director elects to receive deferred stock units, such director will receive dividend equivalent rights on such deferred stock units to the extent dividends are issued on common stock. A director who elects to receive options receives a number of options based on a calculation approved by the Board of Directors. The formula for determining the number of option shares is to divide the cash fees earned in the quarter by the closing price of Arbitron stock on the date of the grant, which is the last trading day of the quarter. This amount is then multiplied by four to arrive at the number of option shares granted. A director who elects to receive deferred stock units receives a number of units based on a calculation approved by the Board of Directors. The formula for determining the number of deferred stock units is to multiply the cash fees earned in the quarter by 120% and divide the result by the closing price of Arbitron stock on the date of the grant, which is the last trading day of the quarter.

It is also the philosophy of the Company that directors have a meaningful equity ownership in the Company. In 2004, the Board established ownership guidelines concerning director stock ownership. The guidelines are for each director to own four times the annual retainer paid to that director. These guidelines are expected to be achieved over five years and include all owned shares, as well as deferred stock units owned by the directors under the Company’s Director Deferred Compensation Plan, but outstanding and unexercised stock options are not counted.

Directors who are also employees of Arbitron are not separately compensated for their service as directors.

Vote Required for Election of Directors

The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the nine individuals with the highest number of affirmative votes will be elected to the nine directorships. For purposes of the election of directors, abstentions and other shares not voted (whether by broker nonvote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Information concerning the persons who currently serve as Arbitron’s executive officers is provided below. Each of the named persons has been elected to the office indicated opposite the person’s name. The executive officers serve at the discretion of the Board of Directors. Officers generally are elected at the annual meeting of directors held immediately following the annual meeting of stockholders. The Board of Directors may elect additional executive officers from time to time.

Stephen B. Morris, age 62, President and Chief Executive Officer since March 30, 2001

•	Director of Arbitron since March 30, 2001

•	Executive Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from January 1996 to March 29, 2001

•	Vice President of Ceridian Corporation and President of Ceridian Corporation’s Arbitron division from December 1992 to January 1996

Pierre C. Bouvard, age 44, President of Sales and Marketing since December 21, 2005

•	President of Portable People Meter/International of Arbitron from January 2005 to December 21, 2005

•	President of International/New Ventures of Arbitron from July 2002 to December 2004

•	President of Webcast Services and New Ventures of Arbitron from March 30, 2001 to June 2002

•	Executive Vice President of Worldwide Media Information Services of Ceridian Corporation’s Arbitron division from September 1999 to March 29, 2001

•	Executive Vice President of Radio and Internet Services of Ceridian Corporation’s Arbitron division from February 1999 to September 1999

•	Vice President and General Manager of Arbitron Radio of Ceridian Corporation’s Arbitron division from January 1995 to February 1999

Owen Charlebois, age 53, President of Operations, Technology, and Research & Development since December 21, 2005

•	President of U.S. Media Services of Arbitron from March 30, 2001 to December 21, 2005

•	President of U.S. Media Services group of Ceridian Corporation’s Arbitron division from January 2001 to March 29, 2001

•	President and Chief Executive Officer of the BBM Bureau of Measurement, a Canadian nonprofit, member-owned tripartite industry organization, from 1990 to December 2000

Dolores L. Cody, age 54, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Secretary since March 30, 2001

•	Vice President and Chief Legal Officer of Ceridian Corporation’s Arbitron division from December 1991 to March 29, 2001

Sean R. Creamer, age 41, Executive Vice President of Finance and Planning and Chief Financial Officer since November 4, 2005

•	Senior Vice President and Chief Financial Officer of Laureate Education, Inc. (formerly Sylvan Learning Systems, Inc.), a publicly traded company focused on providing higher education through a global network of accredited campus-based and online universities, from April 2001 to September 2005

•	Vice President, Corporate Finance of Laureate Education, Inc. from June 2000 to September 2001; became Laureate’s Corporate Treasurer in February 2001; and joined Laureate as Vice President, Corporate Tax in August 1996

•	Tax Manager for Exxon Mobil Corporation (formerly Mobil Corporation), a publicly traded company whose principal business is energy, involving exploration for, and production of, crude oil and natural gas, and manufacturing petroleum products, from 1990 to 1996

•	Auditing and Tax work for PriceWaterhouse Coopers, an industry-focused company which provides assurance, tax and advisory service for public and private clients in four key areas: corporate accountability; risk management; structuring and M&A; and performance and process improvement, from 1986 to 1990

•	Certified Public Accountant since 1987

Linda Dupree, age 47, Senior Vice President, Portable People Meter New Product Development since March 1, 2003

•	Senior Vice President of Advertiser/Agency Services of Arbitron from March 30, 2001 to February 2003

•	Senior Vice President of Advertiser/Agency Services of Ceridian Corporation’s Arbitron division from November 2000 to March 29, 2001

•	Vice President, Sales, of Advertiser/Agency Services of Ceridian Corporation’s Arbitron division from November 1996 to November 2000

Vaughan Scott Henry, age 44, Executive Vice President and Chief Information Officer since February 9, 2005

•	Regional Vice President of Delivery Operations of E5 Systems, a private IT services company, from July 2003 to January 2005

•	Chief Customer Officer of Vitria Technology, Inc., a publicly traded provider of business process integration solutions, from October 2001 to April 2003

•	Chief Information Officer of Talkingnets, a voice and data communications provider that offers softswitch-based voice and high-speed data services to businesses, from September 2000 to September 2001

•	Vice President, Information Technology, at Verizon Communications, Inc. (formerly Bell Atlantic Corporation) from August 1996 to September 2000; and Executive Director, Strategic Billing from November 1994 to August 1996

Claire L. Kummer, age 59, Executive Vice President of Operations, Integration and Manufacturing since December 21, 2005

•	Executive Vice President of Operations from Mach 30, 2001 to December 20, 2005

•	Vice President of Operations of Ceridian Corporation’s Arbitron division from November 1997 to March 29, 2001

•	Vice President of Strategy and Project Manager of Ceridian Corporation’s Arbitron division from November 1993 to November 1997

Kathleen T. Ross, age 53, Executive Vice President and Chief Administrative Officer since September 13, 2005

•	Executive Vice President, Organization Effectiveness and Public Relations of Arbitron from March 30, 2001 to September 12, 2005

•	Vice President of Organization Effectiveness and Public Relations of Ceridian Corporation’s Arbitron division from November 1998 to March 29, 2001

•	Vice President of Organization Effectiveness of Ceridian Corporation’s Arbitron division from July 1994 to November 1998

Summary Compensation Table

The following table shows the compensation paid by Arbitron and/or its direct and indirect subsidiaries, for the three fiscal years ended December 31, 2005, to Arbitron’s Chief Executive Officer and each of the four other most highly compensated executive officers of Arbitron, based on 2005 compensation (the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation			Securities
				Other Annual	Underlying	All Other
				Compensation	Options/SARs	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	(#)	($)

Stephen B. Morris	2005	$563,538	$563,548	$31,885	130,000	$7,791	(2)
President and Chief Executive Officer	2004	528,000	406,560	30,166	120,000	7,158	(2)
	2003	479,776	436,800	30,047	—	5,498	(2)
Owen Charlebois	2005	333,399	236,187	15,700	70,000	9,800	(2)
President, Operations, Technology,	2004	322,544	165,304	15,686	70,000	8,645	(2)
Research and Development	2003	308,884	200,626	15,600	—	8,174	(2)
Pierre C. Bouvard	2005	297,899	158,689	20,835	50,000	8,020	(2)
President, Sales and Marketing	2004	288,200	116,721	15,686	50,000	6,625	(2)
	2003	278,728	122,520	19,863	—	6,614	(2)
William J. Walsh	2005	302,546	129,977	20,446	50,000	—
Executive Vice President, Finance and	2004	250,121	103,864	19,848	50,000	—
Planning and Chief Financial Officer*	2003	241,640	118,597	18,934	—	—
Linda Dupree	2005	220,433	127,223	21,173	20,000	3,718	(2)
Senior Vice President, Portable People	2004	213,256	104,069	20,544	20,000	3,335	(2)
Meter New Product Development	2003	207,332	92,679	4,992	—	2,263	(2)

(1)	The amounts reported for each individual include an annual expense allowance, profit sharing and amounts related to reimbursement for nonbusiness travel expenses and related tax assistance paid to each individual. The annual expense allowance for Mr. Morris was approximately $25,000 for each of the three fiscal years ended December 31, 2005. The annual expense allowance for Messrs. Charlebois, Bouvard and Walsh was approximately $15,000 for each of the three fiscal years ended 2005. Ms. Dupree received a $15,000 annual expense allowance for each of the two fiscal years ended 2005.

(2)	The amounts disclosed for each individual represent Arbitron’s contributions to the accounts of the named individual in Arbitron’s 401(k) plan.

*	Mr. Walsh retired from Arbitron effective December 31, 2005.

Option Grants in 2005

The following table summarizes information regarding options granted to the Named Executive Officers of Arbitron in 2005.

	Number of
	Securities	% of Total			Potential Realizable Value at
	Underlying	Options			Assumed Annual Rates of
	Options	Granted to	Exercise		Stock Price Appreciation For
	Granted(#)	Employees in	Price Per	Expiration	Option Term
Name	(1)	2005	Share	Date	5%(2)	10%(2)

Stephen B. Morris	130,000	25%	$41.05	02/23/2015	$3,356,096	$8,505,007
Owen Charlebois	70,000	14%	41.05	02/23/2015	1,807,129	4,579,619
Pierre C. Bouvard	50,000	10%	41.05	02/23/2015	1,290,806	3,271,156
William J. Walsh	50,000	10%	41.05	02/23/2015	1,290,806	3,271,156
Linda Dupree	20,000	4%	41.05	02/23/2015	516,322	1,308,463

(1)	These options will become exercisable in three equal installments over a three-year period and will expire 10 years from their date of grant.

(2)	The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table summarizes information regarding the exercise of options to purchase Arbitron common stock during 2005 by the Named Executive Officers, as well as the December 31, 2005, value of unexercised options to purchase Arbitron common stock held by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares	Value	Options/SARs at Fiscal		Options/SARs at Fiscal
	Acquired on	Realized	Year-End (#)		Year-End ($)(1)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen B. Morris	205,644	3,491,195	231,271	210,000	2,195,806	—
Owen Charlebois	29,000	586,252	23,334	116,666	—	—
Pierre C. Bouvard	33,000	678,668	24,173	83,333	38,431	—
William J. Walsh	37,350	705,278	16,667	83,333	—	—
Linda Dupree	8,874	149,500	22,508	36,666	137,592	22,431

(1)	Represents the difference between the market value (closing price on the NYSE) of Arbitron common stock on December 31, 2005, and the exercise price of in-the-money options, before payment of applicable income taxes.

Pension Plans

Arbitron has established a voluntary, tax-qualified, defined benefit pension plan funded by employee and employer contributions. The plan covers Arbitron employees who, as of December 31, 2000, were eligible to participate in the Ceridian pension plan. The Ceridian plan was closed to new participants effective January 2, 1995. Benefits earned under the Ceridian plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. The amount of the annual benefit under Arbitron’s plan is based upon an employee’s average annual compensation during the employee’s highest consecutive five-year earnings period while participating in the Ceridian plan or the Arbitron plan. The plan provides a separate “SBC benefit formula” applicable to employees covered by a benefits agreement between Ceridian and International Business Machines Corporation. Because the Internal Revenue Code of 1986, as amended, limits the annual benefit that may be paid from tax-qualified plans such as Arbitron’s retirement plan, Arbitron also established a benefit equalization plan to provide retirees with supplemental benefits so that they will receive, in the aggregate, the benefits they would have been entitled to receive under the retirement plan had these limits not been in effect. Benefits earned under the Ceridian benefit equalization plan prior to December 31, 2000, are payable from the Arbitron plan for participants employed by Arbitron on December 31, 2000. Arbitron also established and funded a benefit protection trust to pay benefit equalization plan benefits.

The following table shows estimated annual benefits payable under the pension plan and the benefit equalization plan to an employee who retires in 2006 at age 65:

Pension Plan Table

	Years of Credited Service
Remuneration	15	20	25	30	35	40

$200,000	$44,348	$59,130	$73,913	$88,696	$100,696	$112,696
300,000	68,348	91,130	113,913	136,696	154,696	172,696
400,000	92,348	123,130	153,913	184,696	208,696	232,696
500,000	116,348	155,130	193,913	232,696	262,696	292,696
600,000	140,348	187,130	233,913	280,696	316,696	352,696
800,000	188,348	251,130	313,913	376,696	424,696	472,696
1,000,000	236,348	315,130	393,913	472,696	532,696	592,696

Annual compensation for purposes of the pension plan and the benefit equalization plan consists of salary and any annual bonus paid during the year, less the amount contributed by the employee to the pension plan that year on a pretax basis. Compensation for 2005 covered by these plans for the Named Executive Officers who participate in the pension plan and benefit equalization plan was as follows: Mr. Morris: $940,403; Mr. Walsh: $395,547; and Ms. Dupree: $328,506. Messrs. Bouvard and Charlebois are not eligible to participate in the pension plan or the benefit equalization plan. For purposes of the pension plan and the benefit equalization plan, an annual bonus is considered part of annual compensation in the year in which it is paid, rather than the year in which it was earned (the latter formulation being the basis on which amounts are reported in the Summary Compensation Table).

As of December 31, 2005, years of credited service for the Named Executive Officers were as follows: Mr. Morris: 11.00 years; Mr. Walsh: 41.39 years; and Ms. Dupree: 15.72 years.

Benefit amounts in the Pension Plan Table above are computed assuming payments are made on the normal life annuity basis and not under any of the various survivor options. Benefits listed in the table are not subject to deduction for Social Security or other offset amounts. Mr. Walsh is eligible for benefits as computed under the SBC benefit formula. This formula generally provides for benefits slightly lower than those shown in the table above.

401(k) Plan

Arbitron has established a 401(k) plan that permits participating employees to contribute a portion of their compensation to the plan on a pretax basis. Arbitron makes matching contributions in amounts determined by Arbitron.

The 401(k) plan accounts are invested among a number of available investment options, including shares of Arbitron common stock, according to the directions of the participating employees. Voting and tender rights with respect to shares of Arbitron common stock credited to participants’ accounts will be passed through to the participants.

While employed, participating employees may access their accounts through loans and, in some cases, in-service withdrawals. Following termination of employment, benefits are either distributed in a lump-sum payment or, if minimum requirements are met, can be kept in the plan. To the extent a participant’s account is invested in full shares of Arbitron’s common stock, the shares may be distributed to the participant.

Arbitron retains the right to amend or terminate the 401(k) plan at any time.

Deferred Compensation Plan

Right to Defer Compensation.  Ceridian maintained a nonqualified deferred compensation plan. Arbitron established a similar deferred compensation plan effective January 1, 2001. The accounts of four Arbitron employees who were participants in the Ceridian plan were transferred to the Arbitron plan. The Arbitron plan was immediately closed to further participation by Arbitron employees, including those with existing accounts, on January 1, 2001.

Distributions.  Distributions of deferred credit account balances will normally be made only upon a participant’s severance, retirement or disability, and will generally be made in a lump-sum payment except in circumstances relating to retirement or disability for which a participant can elect payment in annual installments of five, 10 or 15 years. However, in-service distributions are permitted.

Effect of Death of a Participant.  Upon the death of a participant, the entire balance of the participant’s accounts will be paid to the beneficiary(ies) designated by the participant, plus an insurance benefit equal to two times the deferred compensation.

Administration of the Plan.  The plan is administered by a person or committee designated by Arbitron who has the discretionary authority to adopt rules, policies, practices or procedures with respect to the plan as it may deem necessary or advisable.

Amendment and Termination of the Plan.  Arbitron reserves the right to amend or terminate the plan at any time, except that no amendment or termination may adversely affect the rights of the participants with respect to amounts deferred prior to the amendment or termination.

Executive Employment Agreements and Change of Control Agreements

Mr. Morris currently has an employment agreement with Arbitron, the terms of which are described below. None of the other Named Executive Officers of Arbitron have an employment agreement with Arbitron, but certain Named Executive Officers have retention agreements as described below. Mr. Morris’s employment agreement contains provisions regarding protection of confidential information, rights in any intellectual property created by him, restrictions on competition and change of control compensation.

The agreement with Mr. Morris currently expires on April 1, 2007, or, in the event a change of control of Arbitron occurs before April 1, 2007, the date two years after such change of control. The agreement with Mr. Morris automatically renews for successive three-year terms upon expiration. Arbitron currently is negotiating the terms of a new employment agreement with Mr. Morris, which it expects will cover the terms and conditions of employment through the end of 2009. In addition to addressing annual base salary, the new agreement is expected to provide for certain long-term incentive compensation, including the award of restricted stock and/or restricted or deferred stock units.

Under the current employment agreement, Mr. Morris’s annual base salary was $563,538 for 2005. The current agreement also provides certain separation payments. If Arbitron terminates the agreement with Mr. Morris without cause and the termination is not a change of control termination, Mr. Morris will be entitled to receive payment equal to two years’ base salary and two times the bonus, if any, that Mr. Morris would have received for the year in which the termination occurs, at the higher of the target award applicable to the year in which the termination occurs or the average of the actual bonuses paid for the last three fiscal years. In addition, the agreement with Mr. Morris also contains provisions with regard to payments to be made if termination occurs due to death or disability. If Mr. Morris experiences a change of control termination, he will be entitled to receive a lump-sum payment that is equal to three times each of the following:

•	12 months of base salary at the rate in effect at the time of termination;

•	the bonus that Mr. Morris would have received under all applicable Arbitron bonus plans for the year in which the termination occurs at the target award level applicable for the year in which the termination occurs; and

•	the annual cash expense allowance.

For two years following a termination without cause, or for three years or until reemployment with benefits following a change of control termination, Mr. Morris shall be provided with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverages, and all other insurance policies and other health and welfare benefits programs he was entitled to immediately prior to his termination.

The agreement with Mr. Morris provides him with the opportunity to receive additional supplemental retirement benefits. The amount of annual supplemental retirement benefits provided under the agreement is determined substantially by multiplying the number of years of employment, giving credit from 1994, by a percentage of Mr. Morris’s final average earnings and subtracting from this gross amount an offset amount to produce the annual benefit that actually would be payable. The offset amount consists of the annual amounts payable to Mr. Morris under the Arbitron Inc. Retirement Plan (a tax-qualified, defined benefit plan), the Arbitron benefit equalization plan and the tax-qualified pension plan of any of Mr. Morris’s previous employers. If Mr. Morris experiences a change of control termination, Mr. Morris will receive credit adding three years to age and service for purposes of determining the supplemental pension payable under the agreement.

The term “change of control termination” means the termination of Mr. Morris’s employment with Arbitron, by Arbitron or the executive, within two years after a change of control for any reason other than conduct that constitutes fraud, misrepresentation, theft, or embezzlement of Arbitron assets, an intentional violation of law involving moral turpitude or failure to follow Arbitron’s conduct and ethics policies. A change of control termination includes termination of employment within two years after a change of control by reason of death or disability.

Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate, and any unvested awards would become fully and immediately vested.

For the purposes described above, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron, if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 25% of Arbitron’s voting securities;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to Mr. Morris under the employment agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Morris would receive an additional payment to compensate for the imposition of the tax. The payment shall be in an amount such that after the payment of all taxes, income and excise, Mr. Morris will be in the same after-tax position as if no excise taxes under the Internal Revenue Code had been imposed.

Retention Agreements

Messrs. Bouvard, Creamer and Charlebois have entered into retention agreements with us that provide for severance payments under some circumstances and for payments with respect to stock options and restricted stock grants upon a change of control.

The agreements provide that if the executive officer is terminated other than for cause, and the termination is not a change of control termination, the executive will receive a lump-sum cash payment in the amount of 12 months of base salary and bonus if the executive has fewer than 15 years of service, or

15 months of base salary and bonus if the executive has 15 or more years of service. The agreements provide that following a change of control termination, the executive will be entitled to receive a lump-sum payment that is equal to 18 months of base salary and bonus if the executive has fewer than 15 years of service, or 21 months of base salary and bonus if the executive has 15 or more years of service. (For purposes of the retention agreements, change of control termination excludes the executive’s failure to perform the duties reasonably assigned by the Chief Executive Officer.)

In addition, the executive shall be provided, for a period of between 12 and 21 months following termination without cause or a change of control termination, or, if sooner, until reemployment with equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination.

Upon a change of control, the vesting and exercisability of stock options and the vesting of other awards under Arbitron’s stock-based compensation plans will accelerate, and any unvested awards thus would become fully and immediately vested.

For purposes of these retention agreements, a “change of control” is generally defined as any of the following:

•	a merger or consolidation involving Arbitron if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation;

•	a sale of the assets of Arbitron substantially as an entirety;

•	ownership by a person or group acting in concert of at least 51% of Arbitron’s voting securities;

•	ownership by a person or group acting in concert of between 25% and 50% of Arbitron’s voting securities, if such ownership was not approved by Arbitron’s Board of Directors;

•	approval by Arbitron’s stockholders of a plan for the liquidation of Arbitron;

•	specified changes in the composition of Arbitron’s Board of Directors; or

•	any other events or transactions that Arbitron’s Board of Directors determines constitute a change of control.

If payments to an executive under such a retention agreement would result in imposition of an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment shall be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code of 1986, as amended, had been imposed.

Compensation Committee Interlocks and Insider Participation

Erica Farber, Philip Guarascio and Luis G. Nogales served on the Compensation and Human Resources Committee of the Board of Directors during 2005. None of these individuals was, or ever has been, an employee of Arbitron or any of its subsidiaries. No interlocking relationship existed between Ms. Farber, Mr. Guarascio or Mr. Nogales and any member of any other company’s board of directors, board of trustees or compensation committee during that period.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Presented below is a line graph comparing the cumulative total stockholder return of Arbitron common stock with the total return of the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index starting on April 2, 2001, the date on which Arbitron’s common stock commenced trading on the New York Stock Exchange. This graph assumes that $100 was invested in each of Arbitron’s common stock, the New York Stock Exchange Composite Index and the S&P Small Cap 600 Index on April 2, 2001, and that all dividends were reinvested.

		S&P Small Cap	NYSE Composite
Measurement Period	Arbitron Inc.	600 Index	Index
April 2, 2001 — Measurement Point	$100.00	$100.00	$100.00
December 31, 2001	$150.11	$117.36	$100.09
December 31, 2002	$147.25	$100.19	$80.24
December 31, 2003	$183.38	$139.05	$103.74
December 31, 2004	$172.22	$170.55	$116.35
December 31, 2005	$168.59	$183.65	$124.44

REPORT OF COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee, of which the undersigned are members, is responsible for establishing and administering the compensation program for Arbitron’s executive officers. All committee members are independent directors of Arbitron. The Committee met seven times in 2005, including one executive session without representatives of management. A nationally recognized independent compensation consultant has been retained by the Committee, and generally attends the Committee meetings.

Compensation Philosophy

The executive compensation program is designed to:

•	compete aggressively for top talent with other comparable companies;

•	reward superior performance with superior levels of compensation; and

•	align the interests of senior management with the interests of Arbitron’s stockholders.

The program has three elements that constitute total direct compensation for executives:

•	base salary;

•	annual incentive bonus; and

•	long-term incentive compensation.

The compensation philosophy for Arbitron executives is to target roughly the 50th percentile for base salary and target roughly the 75th percentile for total direct compensation (base salary, bonus and long-term incentives) for achieving superior personal and company performance goals. There is opportunity to exceed these targeted levels of compensation for superior performance in relation to company and individual goals, along with corresponding risk of falling below these targeted levels.

Each year the Committee reviews information regarding competitive compensation levels and practices for positions comparable to Arbitron’s executive officer positions. This information is obtained from nationwide compensation surveys and other analyses of peer company disclosure documents. Peer companies include selected labor and/or capital-market competitors of broadly similar size and value that have comparable pay models to Arbitron, and are not necessarily those companies included in the performance graph on page 24. The Committee feels this peer review is important in order to attract and retain high quality executives. However, the peer review is secondary to company and individual performance, when establishing compensation.

It is also the philosophy of the Company that executives should have a meaningful equity ownership in the company. During 2004, the Committee recommended and the Board established ownership guidelines covering executives. The ownership guideline for the CEO (Mr. Morris) is three times base salary, and the guideline for other executive officers is ownership of common stock with a value range of one-to-two times salary, depending on position level. These guidelines are expected to be achieved within three years of becoming an executive officer, and include owned shares of common stock, restricted shares and restricted or deferred stock units that only can be settled in common stock. However, outstanding unexercised stock options are not taken into account for purposes of satisfying these guidelines.

Base Salary

The annual determination of an executive officer’s salary is based on the Committee’s assessment of the following factors:

•	responsibilities of the position;

•	competitive practice; and

•	performance and experience of the executive.

The 2005 base salaries established for executive officers were generally within the target range described above.

Annual Incentive Bonus

The determination of an executive officer’s annual bonus is based on the Committee’s assessment of the overall performance of the Company with regard to earnings per share, revenues, strategic objectives, and an assessment of the achievement of preestablished individual goals for key functional milestones within the executive’s area of responsibility.

For 2005, the target bonus percentage established for executive officers, other than Mr. Morris, ranged from 40% to 50% of base salary. Mr. Morris’ target award was 75% of base salary. The potential range of earned awards is from zero-to-two times target, based on company and individual performance. For 2005, actual earned bonuses were on average slightly above target, in light of the Company’s performance in terms of earnings per share, revenue and progress in key business initiatives, including the Apollo Marketing Panel and preparations with respect to the impending implementation of Portable People Meter services.

Long-Term Incentive Compensation

For 2005, long-term incentives for executive officers consisted of stock option grants. The determination of an executive officer’s grant level, within the range prescribed for his or her position, based on competitive annual grant values, reflects the Committee’s subjective assessment of the responsibilities of the position, performance and potential of the individual, and past grant history.

The Committee believes that the annualized value of options granted to executive officers during 2005 is consistent with Arbitron’s pay philosophy. Furthermore, the Committee believes that stock options are an effective vehicle to reward executives for increasing long-term stockholder value and encouraging employment retention. It is the Committee’s intent to continue granting competitive long-term incentives on an annual basis. For 2006, the Committee granted both stock options and service-vesting restricted stock as long-term incentives to executive officers.

Chief Executive Officer Compensation

In the Committee’s view, Mr. Morris’ total direct compensation is consistent with the Company’s compensation philosophy, and thus focuses on both company performance and his individual performance. The competitive data for 2005 indicate that his compensation is moderately above the market median. Total compensation amounts paid to Mr. Morris with respect to fiscal year 2005 are shown on page 18 under “Summary Compensation Table.” During 2005, Mr. Morris’ accomplishments considered by the Committee in determining his compensation included the Company’s earnings per share growth, revenue growth, and significant progress with respect to strategic initiatives.

Deductibility of Executive Compensation

Section 162(m) (the “Section”) of the Internal Revenue Code of 1986, as amended, adopted under the Federal Revenue Reconciliation Act of 1993, disallows any tax deductions for compensation exceeding $1 million and paid in a taxable year to any Named Executive Officer, all of whom are “covered employees” under the Section. However, certain performance-based compensation, determined under preestablished objective performance goals, can be deducted even in excess of the $1 million limit. The Committee considers the potential impact of the Section as one factor to be taken into account in setting total compensation and its component elements. However, the Committee believes that it must retain flexibility, in observing its overall compensation philosophy and objectives, to structure total compensation to include components, such as service-vesting restricted stock, that would not be treated as performance-based compensation under the Section, both in order to attract and retain top talent and to appropriately gauge the performance of executives. Achieving the desired flexibility in the design and delivery of total compensation, therefore, may result in some compensation that is not deductible for federal income tax purposes.

Submitted by the Compensation and
Human Resources Committee of the
Board of Directors

Erica Farber, Chair
Philip Guarascio
Luis G. Nogales

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Arbitron for fiscal year 2005 with Arbitron’s management, and also has discussed with KPMG LLP, Arbitron’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP the independence of KPMG LLP from Arbitron. In addition, the Audit Committee has considered whether the provision of nonaudit services, and the fees charged for such nonaudit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from Arbitron, and determined that they are compatible with independence.

The Audit Committee discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer, Chief Financial Officer and the Vice President, Accounting Services and Treasury of the Company to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions referred to above and based on the foregoing, the Audit Committee recommended to Arbitron’s Board of Directors that the audited consolidated financial statements of Arbitron for fiscal year 2005 be included in Arbitron’s Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by the Audit Committee of the
Board of Directors

Richard A. Post, Chair
Alan W. Aldworth
Larry E. Kittelberger

STOCK OWNERSHIP INFORMATION

Stock Ownership of Arbitron’s Directors and Executive Officers

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, as of April 3, 2006, by (i) our current directors, (ii) the Named Executive Officers, and (iii) our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 3, 2006.

	Number of Shares of	Percent of Shares
	Common Stock	of Common
Name of Individual or Identity of Group	Beneficially Owned(1)	Stock Owned(2)

Directors:
Stephen B. Morris(3)	277,303	*
Alan Aldworth(3)(4)	18,155	*
Shellye L. Archambeau(3)	—	*
Erica Farber (3)(4)	60,966	*
Philip Guarascio (3)(4)	48,807	*
Larry E. Kittelberger (3)(4)	58,723	*
Luis G. Nogales (3)(4)	61,046	*
Lawrence Perlman(3)	73,522	*
Richard A. Post (3)(4)	72,125	*
Named Executive Officers:
Owen Charlebois(3)	53,077	*
Pierre C. Bouvard(3)	43,545	*
William J. Walsh(3)	104,696	*
Linda Dupree(3)	34,727	*
All Executive Officers and Directors as a Group (18 persons) (3) (4)(5)	995,798	3.13%

*	Represents less than 1%.

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days after April 3, 2006. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power with respect to such shares of common stock shown as beneficially owned by them, except as otherwise indicated.

(2)	For the purpose of computing the percentage ownership of each beneficial owner, any securities that were not outstanding but that were subject to options, warrants, rights or conversion privileges held by such beneficial owner exercisable within 60 days after April 3, 2006, were deemed to be outstanding in determining the percentage owned by such person, but were deemed not to be outstanding in determining the percentage owned by any other person.

(3)	Includes options for Mr. Morris to purchase 253,905 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Aldworth to purchase 17,000 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Ms. Farber to purchase 55,150 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Guarascio to purchase 44,386 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Kittelberger to purchase 54,366 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Nogales to purchase 59,891 shares of common stock exercisable within

60 days from April 3, 2006; includes options for Mr. Perlman to purchase 66,699 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Post to purchase 70,355 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Charlebois to purchase 46,668 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Bouvard to purchase 40,840 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Mr. Walsh to purchase 100,000 shares of common stock exercisable within 60 days from April 3, 2006; includes options for Ms. Dupree to purchase 32,508 shares of common stock exercisable within 60 days from April 3, 2006; and includes options for all executive officers and directors as a group to purchase 916,453 shares of common stock exercisable within 60 days from April 3, 2006.

(4)	Includes 1,155 deferred stock units for Mr. Aldworth, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis; includes 3,316 deferred stock units for Ms. Farber, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis; includes 3,421 deferred stock units for Mr. Guarascio, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis; includes 4,357 deferred stock units for Mr. Kittelberger, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis; includes 1,155 deferred stock units for Mr. Nogales, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis; and includes 770 deferred stock units for Mr. Post, which vest within 60 days of April 3, 2006 and convert to shares of common stock on a one-for-one basis.

(5)	Includes 500 shares of restricted stock for all executive officers as a group to be released within 60 days from April 3, 2006.

Stock Ownership of Arbitron’s Principal Stockholders

The following table sets forth the number of shares of Arbitron common stock beneficially owned, directly or indirectly, by each person known to Arbitron to beneficially own more than 5% of Arbitron’s outstanding common stock. This information is based solely upon the beneficial ownership of these persons as reported to Arbitron as of the date of the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission on behalf of such persons. Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated. The percentages below are based on the number of shares of Arbitron common stock issued and outstanding as of April 3, 2006.

	Amount and Nature of		Percent of Common
Name and Address of Beneficial Owner	Beneficial Ownership		Stock Owned

Neuberger Berman Inc.
605 Third Avenue
New York, New York 10158	3,417,490	(1)	11.06%
Barclays Global Investors, NA
45 Fremont Street
San Francisco, California 94105	2,831,418	(2)	9.17%
Eminence Capital, LLC Ricky C. Sandler
65 East 55th Street, 25th Floor
New York, New York 10022	2,825,000	(3)	9.14%
H.A. Schupf & Co., LLC
590 Madison Avenue
New York, New York 10022	2,760,110	(4)	8.93%
Goldman Sachs Asset Management, L.P.
32 Old Slip
New York, New York 10005	2,685,909	(5)	8.69%
Gates Capital Management, Inc.
Gates Capital Partners, L.P.
ECF Value Fund, L.P.
ECF Value Fund II, L.P.
ECF Value Fund International, Ltd.
Jeffrey L. Gates
1177 Avenue of the Americas, 32nd Floor
New York, New York 10036	1,765,217	(6)	5.71%

(1)	As reported on Schedule 13G/A filed on February 17, 2006. According to the Schedule 13G/A, (a) Neuberger Berman Inc. and Neuberger Berman, LLC each has sole voting power with respect to 30,610 common shares, shared voting power with respect to 2,798,680 common shares and shared dispositive power with respect to 3,417,490 common shares, (b) Neuberger Berman Management Inc. has shared voting power and shared dispositive power with respect to 2,798,680 common shares and (c) Neuberger Berman Equity Funds has shared voting power and shared dispositive power with respect to 2,761,300 common shares. The Schedule 13G/A indicates that: (a) Neuberger Berman, LLC is deemed to be a beneficial owner of certain shares since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote the securities of many unrelated clients; however, Neuberger Berman, LLC does not have any economic interest in the securities of those clients and the clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities; (b) with regard to 2,761,300 of the common shares for which shared power to direct voting is reported, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be the beneficial owners of these shares since they both have shared power to make decisions whether to retain or dispose of such securities; (c) Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund Portfolio, a series of Neuberger Berman Equity Funds; (d) with regard to the remaining 37,380 shares for which shared power to direct voting is reported, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be the beneficial owners since they have the power to make decisions whether to retain or dispose of securities held by Neuberger Berman’s various other Funds; (e) Neuberger Berman, LLC is the sub-advisor to the aforementioned Funds; (f) no other Neuberger Berman, LLC advisory client has an interest of more than 5% of the Company and (g) the remaining balance of the shares are for individual client accounts over which Neuberger Berman, LLC has shared dispositive power. The Schedule 13G/A further indicates that Neuberger Berman Inc. is making the filing pursuant to Rule 13d-1(b)(ii)(G) of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”) since it owns 100% of both Neuberger Berman, LLC and Neuberger Management Inc.

(2)	As reported on Schedule 13G filed on January 26, 2006. According to the Schedule 13G, these securities are held by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., and Barclays Global Investors Japan Trust and Banking Company Limited, and the reporting entities, taken as a whole, have sole power to vote or direct the vote of 2,644,522 shares and sole power to dispose or direct the disposition of 2,831,418 shares. According to this Schedule 13G filing, these common shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)	As reported on Schedule 13G filed on March 17, 2006. The Schedule 13G was filed by: (a) Eminence Partners, LP, a New York limited partnership (“Eminence I”), with respect to the common shares directly owned by it; (b) Eminence Partners II, LP, a New York limited partnership (“Eminence II”) with respect to the common shares directly owned by it; (c) Eminence Long Alpha, LP, a Delaware limited partnership (“ELA”), with respect to the common shares directly owned by it; (d) Eminence Leveraged Long Alpha, LP, a Delaware limited partnership (“ELLA” and together with Eminence I, Eminence II, and ELA, the “Partnerships”), with respect to the common shares directly owned by it; (e) Eminence GP, LLC, a New York limited liability company (“Eminence GP”), with respect to the common shares directly owned by the Partnerships and Eminence Long Alpha Master Fund, Ltd. and Eminence Leveraged Long Alpha Master Fund, Ltd., each Cayman Islands companies to which Eminence GP serves as manager (the “Offshore Master Funds”); (f) Eminence Capital, LLC, a New York limited liability company (the “Investment Manager”), which serves as the investment manager to the Partnerships and investment manager to Eminence Fund, Ltd., a Cayman Islands company (“Eminence Offshore”, and together with the Offshore Master Funds, the “Offshore Funds”), with respect to the shares of Common Stock directly owned by the Partnerships and the Offshore Funds; and (g) Ricky C. Sandler, with respect to the common shares directly owned by the Partnerships and the Offshore Funds over which Mr. Sandler has investment discretion. According to the Schedule 13G, (a) Eminence I is the beneficial owner of, and has shared voting and dispositive power with respect to, 1,130,480 common shares, (b) Eminence II is the beneficial owner of, and has shared voting and dispositive power with respect to, 66,400 common shares, (c) ELA is the beneficial owner of, and has shared voting and dispositive power with respect to, 154,100 common shares, (d) ELLA is the beneficial owner of, and has shared voting and dispositive power with respect to, 97,620 common shares, (e) Eminence GP is the beneficial owner of, and has shared voting and dispositive power with respect to, 1,448,600 common shares, (f) the Investment Manager is the beneficial owner of, and has shared voting and dispositive power with respect to, 2,825,000 common shares and (g) Ricky C. Sandler is the beneficial owner of, and has shared voting and dispositive power with respect to, 2,825,000 common shares. The Schedule 13G indicates that (i) Eminence GP, as general partner of the Partnerships, has the power to direct the affairs of the Partnerships, including decisions respecting the disposition of the proceeds from the sales of the shares, and (ii) Mr. Sandler serves as the managing member of Eminence GP and the Investment Manager, and in that capacity directs their operations.

(4)	As reported on Schedule 13G/A filed on February 13, 2006. According to the Schedule 13G/A, H.A. Schupf & Co., LLC was deemed to beneficially own the 2,760,110 common shares as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, and H.A. Schupf & Co., LLC has sole voting and dispositive power with respect to these shares.

(5)	As reported on Schedule 13G filed on February 2, 2006. According to the Schedule 13G/A, represents 2,685,909 common shares which Goldman Sachs Asset Management, L.P. was deemed to beneficially own as a result of acting as investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act. In its role as investment adviser, Goldman Sachs Asset Management, L.P. has sole voting power over 1,996,119 of such shares and has sole dispositive power over 2,685,909 of such shares.

(6)	As reported on Schedule 13G filed on March 10, 2006. According to the Schedule 13G, Gates Capital Management, Inc., Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P., ECF Value Fund International, Ltd., and Jeffrey L. Gates have shared voting and dispositive power over these common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions between Arbitron and its directors, executive officers or 5% stockholders in 2005.

INDEPENDENT AUDITORS AND AUDIT FEES

The Audit Committee of the Board of Directors has selected KPMG LLP, our current independent auditors, to serve as our independent auditors for the year ending December 31, 2006.

The Board of Directors has requested that representatives of KPMG LLP attend the annual meeting, and they are expected to attend. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to stockholder questions.

The following table sets forth the aggregate fees billed to Arbitron for services rendered during, or in connection with, the fiscal years ended December 31, 2005, and 2004 by KPMG LLP:

	2005	2004

Audit Fees(1)	$460,000	$507,000

Audit-Related Fees
Benefit Plan Audits	24,000	23,000

Total Audit-Related Fees	24,000	23,000
Tax Fees	—	—

All Other Fees Continuing Education Seminars	3,000	—

Total All Other Fees	3,000	—

Total Fees to Independent Auditors	$487,000	$530,000

(1)	Audit fees include costs associated with the audit of internal control over financial reporting.

Preapproval Policies and Procedures

The Audit Committee’s policy is to specifically review and preapprove any engagement of the independent auditors to provide any audit or permissible nonaudit service to Arbitron. In the event that preapproval is required prior to a scheduled meeting, the Audit Committee has delegated authority to its Chairman to specifically preapprove engagements for the performance of nonaudit services, provided that the estimated cost for such services is less than $10,000. If the Chairman is not available, another member of the Audit Committee may preapprove such nonaudit service engagement. All decisions made under this delegation of authority are required to be reported to the full Audit Committee for ratification at the next scheduled meeting.

OTHER MATTERS

Arbitron Mailing Address

Our current mailing address is 142 West 57th Street, New York, New York 10019.

Multiple Stockholders Sharing the Same Address

We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Arbitron’s Treasury Manager at (410) 312-8278 or write to him at 9705 Patuxent Woods Drive,

Columbia, Maryland 21046. If you did not receive an individual copy of this proxy statement or our annual report and you wish to do so, we will send you a copy if you contact Arbitron’s Treasury Manager in the same manner. In addition, if you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Arbitron’s Treasury Manager in the same manner.

Stockholder Proposals for Next Year’s Annual Meeting

If you want us to consider including a stockholder proposal in next year’s proxy statement, you must deliver such proposal in writing to Dolores L. Cody, Executive Vice President, Legal and Business Affairs, Chief Legal Officer and Corporate Secretary, no later than December 20, 2006.

Any other matters proposed to be submitted for consideration at next year’s annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the 2007 annual meeting of stockholders. The proposal must contain specific information required by our bylaws, which are on file with the Securities and Exchange Commission and may be obtained from our Corporate Secretary upon written request. If a stockholder proposal is received before or after the range of dates specified above, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

Director Nominations

In accordance with procedures and requirements set forth in Article II, Section 13 of our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to the Corporate Secretary, as set forth in the immediately preceding paragraph above. The notice must set forth:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	Number of shares of Arbitron common stock beneficially owned by the nominee;

•	Any other information concerning the nominee that would be required, under rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of directors; and

•	Name and record address of, and number of shares of Arbitron common stock beneficially owned by, the stockholder making the nomination.

Proxy Solicitation

We have retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. We will pay all expenses of soliciting proxies for the 2006 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers, custodians, nominees and other fiduciaries to send proxy materials to their principals and we will reimburse them for their reasonable out-of-pocket expenses in doing so. Certain of our employees, who will receive no additional compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Arbitron with the Securities and Exchange Commission and the New York Stock Exchange. Such reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a)

reports they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for 2005, and/or on written representations from certain reporting persons that no reports were required, we believe that, other than as described below, our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2005.

Ms. Claire Kummer, an Executive Vice President of Arbitron, inadvertently failed to timely file a Form 4 disposing of 8,500 shares of Arbitron common stock in June 2005. A report was filed promptly upon the discovery of this oversight. Mr. Scott Henry, an Executive Vice President of Arbitron, inadvertently failed to timely file a Form 4 purchasing 1,500 shares of Arbitron common stock in March 2006. A report was filed promptly upon the discovery of this oversight.

Annual Report

Copies of our annual report for the year ended December 31, 2005, are being distributed to our stockholders simultaneously with the delivery of this proxy statement.

Your vote is important.
Vote by Internet/Telephone
24 hours a day, 7 days a week
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INTERNET		TELEPHONE		MAIL
http://www.proxyvotenow.com/arb		1-866-564-2325

- Go to the Web Site address listed above.	OR	- Use any touch-tone telephone.	OR	- Mark, sign and date your proxy card.
- Have your proxy card ready.		- Have your proxy card ready.		- Detach your proxy card.
- Follow the simple instructions that appear on your computer screen.		- Follow the simple recorded instructions.		- Return your proxy card in the postage-paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.
THE INTERNET AND TELEPHONE VOTING
FACILITIES WILL CLOSE AT 5:00 P.M. E.T. ON MAY 23, 2006.

1-866-564-2325
CALL TOLL-FREE TO VOTE.
THERE IS NO CHARGE FOR THIS CALL!!

▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

☐	(Please sign, date and return	[X]
	this proxy card in the	Votes MUST be indicated
	enclosed envelope.)	(x) in Black or Blue Ink.
The undersigned hereby instructs said proxies or their substitutes to:
The Board of Directors recommends a vote FOR each of the nominees for director.

1. Election of nine (9) directors			If you wish to have your votes on all matters
kept confidential in accordance with Arbitron
FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐	Inc. policy, check this box.	☐
listed below	for all nominees listed below

Nominees:	01 – Alan W. Aldworth, 02 – Shellye L. Archambeau, 03 – Erica Farber, 04 – Philip Guarascio,
	05 – Larry E. Kittelberger, 06 – Stephen B. Morris, 07 – Luis G. Nogales, 08 – Lawrence Perlman,		To change your address, please mark this box.	☐
09 – Richard A. Post

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)			To include any comments, please mark this box.	☐

*Exceptions

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If this proxy is properly executed and returned, the proxy will be voted in the manner directed hereby by the undersigned stockholder(s). If no direction is made, this proxy will be voted for the election of the nine (9) director nominees named herein. All former proxies are hereby revoked.
Please sign exactly as your name is printed to the left and date. Joint owners, co-executors or co-trustees should both sign. Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Date	Share Owner sign here	Co-Owner sign here

ARBITRON INC.
PROXY CARD
This proxy is solicited on behalf of the Board of Directors
of Arbitron Inc. for the annual meeting of stockholders on May 24, 2006.
     The undersigned hereby appoints Sean R. Creamer and Dolores L. Cody and either of them, as the proxies of the undersigned, with full power of substitution in each, to vote at the annual meeting of stockholders to be held on May 24, 2006, and at any adjournment or postponement thereof all of the undersigned’s shares of common stock of Arbitron Inc. held of record on April 3, 2006, in the manner indicated on the reverse side hereof.
     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
     You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.
(Continued, and to be signed and dated on the reverse side.)
ARBITRON INC.
P.O. BOX 11367
NEW YORK, NY 10203-0367